UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 22, 2015

CorEnergy Infrastructure Trust, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Ste. 3350, Kansas City, MO	64106
(Address of Principal Executive Offices)	(Zip Code)

(816) 875-3705
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Public Offerings of Common Stock and Convertible Senior Notes

On June 22, 2015, CorEnergy Infrastructure Trust, Inc. (the “Company”) issued a press release announcing that it intends to commence two registered public offerings to sell (i) additional shares of the Company’s common stock and (ii) Convertible Senior Notes, to be due in 2020.  These offerings will be made, subject to market and other conditions, pursuant to separate prospectus supplements, each accompanied by a prospectus filed as part of an effective shelf registration statement filed with the Securities and Exchange Commission on Form S-3.  BofA Merrill Lynch and Wells Fargo Securities will act as joint book-running managers for both offerings.  The Company plans to use the net proceeds from each of the offerings to partially finance the purchase price of the simultaneously announced anticipated acquisition of a subsea pipeline gathering system located in the shallow Gulf of Mexico shelf and storage and onshore processing facilities.

The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release announcing Proposed Offering of Common Stock and Convertible Senior Notes, dated June 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: June 22, 2015	By:	/s/ Richard C. Green
Richard C. Green
Executive Chairman

Exhibit Index

Exhibit No.	Description

99.1	Press Release announcing Proposed Offering of Common Stock and Convertible Senior Notes, dated June 22, 2015